UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

Santa Monica Media Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33370	59-3810312
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

11845 West Olympic Boulevard, Suite 1125W
Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)

(310) 526-3222
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01

NOTICE OF MISSED DEADLINE FOR TIMELY FILING OF QUARTERLY REPORT

On May 15, 2009, the Company filed an amended preliminary proxy with the SEC, indicating its intention, subject to the final approval of the SEC and approval of shareholders at a meeting currently planned to be held on May 29, 2009, to liquidate the trust and distribute the trust assets to its shareholders.  Upon distribution of the trust proceeds, the Company intends to voluntarily delist its stock from trading on the Exchange.  The SEC is currently reviewing the preliminary proxy statement filed by the Company in this regard.

Based on its current plan to seek liquidation of the amounts held in trust for its IPO shareholders, it is unlikely the Company will timely file the quarterly report on Form 10Q for the quarter ended March 31, 2009.

As of March 31, 2009, the balance of the assets held in trust was $100,699,285.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit	Description
99.1	Press release dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Santa Monica Media Corporation

Date: May 19, 2009	By:	/s/ David M. Marshall
	Name:	David M. Marshall
	Title:	Chief Executive Officer